Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Dectron Internationale (the "Company") for the year ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ness Lakdawala, as President and Chief Executive Officer of the Company and Mauro Parissi, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of the operations of the Company.

By: /s/ Ness Lakdawala Name: Ness Lakdawala Title: Chief Executive Officer and President Date: May 23, 2006 By: /s/ Mauro Parissi Name: Mauro Parissi Title: Chief Financial Officer Date: May 23, 2006

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.